SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: APRIL 5, 2004

                         Commission File Number: 0-15235

                               MITEK SYSTEMS, INC.

             (Exact name of Registrant as specified in its charter)

          DELAWARE                                         87-0418827
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                         14145 DANIELSON STREET, SUITE B
                                 POWAY, CA 92064
                    (Address of principal executive offices)

                                 (858) 513-4600
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      On April 5, 2004, Mitek Systems, Inc. issued a press release stating that a date has been set for a hearing with Nasdaq to review issues that relate to the Company's non-compliance with Nasdaq's minimum stockholders' equity requirements. The hearing, which will be conducted before a Nasdaq Listing Qualifications Panel, has been scheduled for April 22, 2004. As a result of the scheduled hearing, the automatic delisting of the Company's common stock from Nasdaq -- required under current exchange rules -- has been stayed pending the outcome of the hearing.

      If the Company's common stock were delisted from the Nasdaq, trading would thereafter likely be reported on the "pink sheets" or the OTC Bulletin Board. Investments in securities traded on the pink sheets or the OTC Bulletin Board are generally considered to be subject to more risk than comparable investments in securities traded on one of the major national securities exchanges, such as the Nasdaq or the New York Stock Exchange.

      In the event of delisting from the Nasdaq, the Company's common stock may be classified as a "penny stock" by the SEC and would become subject to rules adopted by the SEC regulating broker-dealer practices in connection with transactions in "penny stocks." Broker-dealers recommending a penny stock must, among other things, document the suitability of the investment for the specific customer, obtain a written agreement of the customer to purchase the penny stock, identify such broker-dealer's role, if any, as a market maker in the particular stock, and


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provide information with respect to market prices of the common stock and the amount of compensation that the broker-dealer will earn in the proposed transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the market for the Company's common stock. If the Company's common stock becomes subject to the penny stock rules, many broker-dealers may be unwilling to engage in transactions in the Company's securities because of the added disclosure requirements, thereby making it more difficult for holders of the Company's common stock to dispose of their shares. The ownership of penny stock is generally considered to subject the owner to greater risks than the ownership of common stock as a whole due, among other things, to the smaller trading volume in such stocks and to the substantial impact upon the stock's overall value which results from small stock price variations.

ITEM 7(c). EXHIBITS

     99.1     Press release dated April 5, 2004.

               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         MITEK SYSTEMS, INC.

Date:  April 5, 2004                     By: /s/ John M. Thornton
                                         -------------------------------------
                                         John M. Thornton
                                         Chairman of the Board of Directors and
                                         Chief Financial Officer


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
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99.1              PRESS RELEASE DATED APRIL 5, 2004.